ARNOLD INDUSTRIES, INC.
                  AND SUBSIDIARIES
               625 SOUTH FIFTH AVENUE
                    P. O. BOX 210
          LEBANON, PENNSYLVANIA  17042-0210


      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
          TO BE HELD WEDNESDAY, MAY 7, 1997


                TO THE SHAREHOLDERS:

The Annual Meeting of the Shareholders of Arnold Industries,
Inc. (herein called the "Company" or "Arnold Industries") will be held at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania, on Wednesday, May 7, 1997, at 4:00 o'clock p.m., prevailing time, for the following purposes:

(1)    To elect three (3) directors to serve until the Annual
Meeting of Shareholders in 1999;

(2) To consider and act upon a proposal to approve the Company's 1997 Stock Option Plan; and

(3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 28, 1997, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. Management of the Company extends a cordial invitation to all shareholders to attend the meeting.

The Annual Report of the Company for 1996 is enclosed herewith.

         By Order of the Board of Directors,

                   HEATH L. ALLEN
                      Secretary


Lebanon, Pennsylvania
April 4, 1997


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID, PRE-ADDRESSED ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

               ARNOLD INDUSTRIES, INC.

               625 South Fifth Avenue
          Lebanon, Pennsylvania  17042-0210


                   PROXY STATEMENT
                         FOR
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 1997


GENERAL

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Registrant, Arnold Industries, Inc. (herein called the "Company" or "Arnold Industries") of proxies for use at the Annual Meeting of Shareholders to be held on Wednesday, May 7, 1997, at 4:00 p.m. prevailing time, at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania, and at any adjournment or adjournments thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about
April 4, 1997.

A form of proxy is enclosed for use at the Annual Meeting.
When the enclosed form of proxy is signed, dated and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. If no instructions are given, the shares will be voted for the election of the nominees for directors named below, for approval of the 1997 Stock Option Plan as presented by the Board of Directors and, in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting. Any shareholder executing a form of proxy may revoke that proxy at any time before it is voted at the meeting.

The entire cost of soliciting proxies will be borne by the Company, including postage, printing and handling.

The Company's Annual Report for 1996, including financial statements, accompanies this meeting notice, proxy statement and form of proxy.

VOTING SECURITIES AND RECORD DATE

The Board of Directors has fixed the close of business on March 28, 1997, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment or adjournments thereof. Shareholders as of that date will receive the Notice of Annual Meeting of Shareholders, the Proxy Statement, and the Annual Report of the Company. As of March 28, 1997, there were 26,673,080 shares of Common Stock issued and outstanding and entitled to notice of, and to vote at, the Annual Meeting of Shareholders. There are no other classes of stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly submitted to the shareholders for action at the Annual Meeting. Shareholders have cumulative voting rights with respect to the election of directors. That is, every shareholder entitled to vote shall have the right to multiply the number of shares which the shareholder is entitled to vote by the total number of directors to be elected and to cast the total number of such votes for one candidate or distribute them among any two or more candidates.

VOTE REQUIRED

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting is necessary to constitute a quorum. The Company will treat shares of voting stock represented by a properly signed, dated and returned proxy as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the Company will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers or nominees as to which
(i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power, and (iii) the recordholder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum.

The nominees for the Board of Directors receiving a plurality of the votes cast will be elected as Directors.
Abstentions and broker non-votes do not have the effect of negative votes in respect to the foregoing matters.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL
OWNERS

The following table sets forth certain information as of March 3, 1997 (unless otherwise noted), with regard to persons with beneficial ownership of five percent (5%) or more of Arnold
Industries' outstanding stock:

                                         Amount        Percent
                  Name and Address of    Beneficially  of
Title of Class    Beneficial Owner       Owned         Class

Common Stock      Edward H. Arnold
                  Lebanon, PA            5,963,596 (1)   22.4%

Common Stock      Daniel R. Efroymson
                  Moriah Fund, Inc.
                  Real Silk Investments,
                  Inc.
                  Indianapolis, IN       1,749,906 (2)    6.6%

Common Stock      FMR Corp.
                  Boston, MA             2,057,000 (3)    7.7%
_________________________

(1) The shares shown include 68,100 shares gifted by Mr. Arnold's spouse, Suzanne H. Arnold, to Mr. Arnold during 1996. The shares shown also include 13,500 shares that are owned by Mr. Arnold's spouse, the beneficial ownership of which is disclaimed by Mr. Arnold.

(2) Based on information supplied pursuant to Form 13G for the year ended 12/31/95 (with no change reported for 1996), management is advised that Moriah Fund, Inc., Real Silk
Investments and Daniel R. Efroymson exercise sole dispositive and voting power over 979,400, 600,000 and 36,130 shares, respectively, and that Daniel R. Efroymson exercises shared voting and dispositive power over 134,376 shares.

(3) Based on information supplied pursuant to Form 13G for the year ended 12/31/96, management is advised that Edward C. Johnson 3d and Abigail P. Johnson, husband and wife, and other Johnson family members may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares beneficially owned by FMR Corp. Said power resides with the Board of Trustees of various investment funds controlled by FMR Corp., and FMR Corp. carries out the voting of the shares pursuant to written guidelines provided by the funds' Boards of Trustees.

The following table sets forth certain information as of March 3, 1997, with respect to the beneficial ownership of the outstanding common stock of Arnold Industries by the persons named therein who are board nominees or directors who will continue in office, named executive officers and all directors and executive officers as a group as reported by each person:

                                         Amount          Percent
                 Name and Address of     Beneficially      of
Title of Class   Beneficial Owner        Owned           Class

Common Stock     E.H. Arnold             5,963,596 (1)   22.4%
Common Stock     Kenneth F. Leedy          327,100 (2)    1.2%
Common Stock     Heath L. Allen            243,170 (3)     *
Common Stock     Ronald E. Walborn         285,340 (4)    1.1%
Common Stock     Arthur L. Peterson          6,300         *
Common Stock     Carlton E. Hughes          12,000 (5)     *
Common Stock     Directors and Officers as
                 a Group (6 in number)   6,820,606 (6)   24.6%
* less than 1.0%
_________________________

(1)   See Note (1) of the immediately preceding table.

(2) The shares shown include 168,600 shares covered by incentive and non-qualified stock option(s).

(3) The shares shown include 88,400 shares covered by incentive and non-qualified stock option(s) and 109,870 shares held jointly by Mr. Allen and his spouse.

(4) The shares shown include 88,400 shares covered by incentive and non-qualified stock option(s) and shares held for Mr. Walborn's segregated accounts by the Walborn Shambach
Associates Profit Sharing Trust and Janney Montgomery Scott,
Inc.

(5) The shares shown include 10,000 shares covered by non-qualified stock option(s).

(6) The totals include the named individuals who exercise sole voting and dispositive power over the shares shown unless otherwise indicated. See also Notes (1) through (5) above.


DIRECTORS

The Board of Directors is the ultimate governing body of the Company. As such, it has the responsibility for establishing broad corporate policies and objectives and for the overall performance of the Company. Management is accountable to the Board of Directors for the satisfactory conduct of the Company's day-to-day business. Members of the Board are kept informed of the Company's principal activities and plans by various reports and documents sent to them each month, as well as by operating and financial reports and analyses.

The Bylaws of the Company provide that the Board of Directors shall consist of not less than three (3) nor more than seven (7) members, and that the directors shall be divided into two classes as nearly equal in number as possible. The term of office of each class of directors is two years, and the term of office of the two classes overlap. Pursuant to the Company's Bylaws, the Board of Directors has fixed its size at six (6). At the Annual Meeting, three (3) directors are to be elected to hold office until the 1999 Annual Meeting of Shareholders. After the election of three (3) directors at the meeting, the Company will have six (6) directors, including three (3) directors whose present terms extend until the 1998 Annual Meeting of Shareholders.

In the absence of instructions to the contrary, proxies received pursuant to this solicitation will be voted for the election of Kenneth F. Leedy, Heath L. Allen and Carlton E. Hughes as directors to hold office until the 1999 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Each nominee is presently a director and was elected to his present term of office by the stockholders. There are no arrangements or understandings between any director and any other person pursuant to which he was selected as a director.

If anyone other than the nominees named below should be nominated for election as a director, the proxies may be voted cumulatively in accordance with the judgment of the persons named therein, so as to elect as directors as many of the nominees listed below as possible. In the event that any nominee declines or is unable to serve as a director (which is not anticipated), the persons named in the accompanying form of proxy shall have full discretion and authority to vote or refrain from voting for such substitute nominee, if any, as may be designated by the Board of Directors.

Set forth below is information regarding the nominees and the directors who will continue in office on the Company's Board. Such information includes their names and ages, the principal occupation or employment of each such person during the past five years, including all positions and offices with the Company, and directorships held by such persons in other public companies, if any. Also shown is the year during which each incumbent began continuous service as a director of Arnold Industries, Inc. and/or its predecessor, New Penn Motor Express, Inc. (herein called "New Penn"). On April 1, 1982, each person who was then a director of New Penn also became a director of the Company as a result of the plan of reorganization and merger approved by New Penn's shareholders on March 24, 1982, pursuant to which New Penn became a wholly-owned subsidiary of the Company.

The Board of Directors of the Company meets on a regularly scheduled basis and, during 1996, met on five separate occasions.


To be Elected for a Two-Year Term

HEATH L. ALLEN:  69, Director since 1972
Partner of Keefer Wood Allen & Rahal, LLP (Attorneys);
Secretary (1982 to present) of Arnold Industries; Secretary
(1972 to present) of New Penn. Mr. Allen is also a director of Canisco Resources, Inc.

KENNETH F. LEEDY:  55, Director since 1980
Executive Vice President (1986 to 1996) and Vice President-
Operations (1982 to 1986) of Arnold Industries; President
(1996 to present), Executive Vice President (1983 to 1996) and Vice President-Operations (1975 to 1983) of New Penn.

CARLTON E. HUGHES:  65, Director since 1988
Chairman of Stewart-Amos Steel, Inc.; President and
Treasurer of Stewart-Amos Equipment Co. until 1993.
Mr. Hughes is also a director of CoreStates Financial Corp.
and IREX Corp.


To Continue in Office

EDWARD H. ARNOLD:  57, Director since 1969
President and Chairman of the Board (1982 to present) of Arnold Industries; President (1974 to 1996) and Treasurer
(1974 to 1982) of New Penn. Mr. Arnold is also a director of Hamburger Hamlet Restaurants, Inc.

RONALD E. WALBORN:  60, Director since 1972
President and Treasurer of Walborn Shambach Associates
(Accountants); Treasurer (1982 to present) of Arnold
Industries; Treasurer (1982 to 1996) and Assistant Treasurer
(1980 to 1982) of New Penn.

ARTHUR L. PETERSON:  70, Director since 1988
Executive Director of the Florida Association of Colleges and Universities; Director of the Academy of Senior
Professionals, Eckerd College, St. Petersburg, Florida (1987 to 1994); President of Lebanon Valley College, Annville,
Pennsylvania (1983 to 1987).

The Board of Directors has established an Audit Committee.
The functions of the Audit Committee are to recommend the engagement of the Company's independent auditors and to review with them the plan and scope of their audit for each year, the status of their audit during the year, the results of such audit when completed, and their fees for services performed. The Committee will also review with the Company's accountants the plan, scope and results of their operations and discuss with each group independently of the other any recommendations or matters which either considers to be of significance. The present members of the Audit Committee are Carlton E. Hughes (who is Chairman), Arthur L. Peterson and Heath L. Allen. The Audit Committee met once in 1996.

The Board has established a Compensation Committee. The primary function of the Compensation Committee is to review and to make recommendations on executive officer compensation. The present members of the Compensation Committee are Carlton E. Hughes and Arthur L. Peterson. The Compensation Committee met one time in 1996. The Board does not have a standing Nominating Committee.

Heath L. Allen who serves as Secretary and Director, and Ronald E. Walborn who serves as Treasurer and Director for the Company each received a flat fee of $10,000 for their services in 1996. Directors who are not also officers of the Company are paid $5,000 per year and a fee of $500 for each meeting of the Board of Directors attended, together with the expenses of attendance.


EXECUTIVE OFFICERS

Executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officers are selected. Set forth below is information on the executive officers of the Company, including age and principal occupation or employment during the past five years and all positions with the Company.

EDWARD H. ARNOLD:  57,
President and Chairman of the Board (1982 to present) of Arnold Industries; President (1974 to 1996) and Treasurer
(1974 to 1982) of New Penn.

KENNETH F. LEEDY:  55,
Executive Vice President (1986 to 1996) and Vice President-
Operations (1982 to 1986) of Arnold Industries; President
(1996 to present), Executive Vice President (1983 to 1996) and Vice President-Operations (1975 to 1983) of New Penn.

HEATH L. ALLEN:  69,
Partner of Keefer Wood Allen & Rahal, LLP (Attorneys);
Secretary (1982 to present) of Arnold Industries; Secretary
(1972 to present) of New Penn.

RONALD E. WALBORN:  60,
President and Treasurer of Walborn Shambach Associates
(Accountants); Treasurer (1982 to present) of Arnold
Industries; Treasurer (1982 to 1996) and Assistant Treasurer
(1980 to 1982) of New Penn.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

The following table sets forth information concerning compensation paid or accrued by the Company and its subsidiaries during the fiscal year ended December 31, 1996, to or for the chief executive officer and each of the executive officers of the Company whose cash compensation exceeded $100,000:


                                SUMMARY COMPENSATION TABLE




                                            Annual Compensation        Long Term Compensation

                                                               Other         Awards            All other
 Name and principal position   Year   Salary ($)  Bonus ($)   annual                           compensa-
                                                             compensa- Restricted Options      tion <FN1>
                                                              tion(s)   stock
                                                                       awards ($)
 EDWARD H. ARNOLD              1996   187,200     200,000        -         -          -          14,865
 President and Chairman        1995   187,200     433,000        -         -          -          14,940
 of the Board                  1994   166,653     633,000        -         -          -          14,970

 KENNETH F. LEEDY              1996   166,400     300,000        -         -          -          14,865
 Executive Vice President      1995   166,400     253,000        -         -          -          14,940
                               1994   146,204     353,000        -         -          -          14,970


<FN1>
(1) Represents amounts credited to the accounts of the named individuals pursuant to their respective profit-sharing or retirement plan. The amounts accrued under these plans are based on fair market value of the assets of the trust as determined by the Trustee on December 31 of the respective years for which the information is supplied.

Stock Options. At the 1987 Annual Meeting, the shareholders approved the Arnold Industries, Inc. 1987 Stock Option Plan (the "1987 Plan"), which was designed to promote continuity of management and to increase incentive for those primarily responsible for the Company's long-range financial success. The 1987 Plan expired March 31, 1997, and a proposal to replace the 1987 Plan with another ten (10) year Stock Option Plan is before the shareholders for approval pursuant to other provisions of this proxy solicitation.

The aggregate number of shares for which options could have been granted under the 1987 Plan was 1,625,000. As of December 31, 1996, options for 1,053,734 shares were outstanding to approximately 120 employees and/or consultants.

The options may be incentive stock options, which qualify for certain tax benefits (relating primarily to the deferral of gain recognition until the underlying stock is sold and the treatment of same as a capital gain as opposed to ordinary income), or nonqualified options, which do not qualify as incentive stock options. Incentive stock options must be granted at not less than the fair market value of the stock on the date granted, and nonqualified stock options must be granted at not less than one-half of the fair market value of the stock on the date granted. The Company may take a deduction for gain realized by its employee upon the exercise of a nonqualified option. Generally this is not so in the case of an incentive stock option. Options generally are non-transferable, conditioned upon continued employment with the Company and expire within 10 years of grant or upon stated occurrences. Other option terms may vary depending upon provisions of the specific option agreement. On June 28, 1991, and on July 13, 1995, the Company filed S-8 Registration Statements for Company stock subject to the 1987 Plan.

There were no stock options granted to or exercised by the Company's executive officers in fiscal year 1996. The tables on the next page show information regarding stock options held by the Company's executive officers.

                             AGGREGATED OPTION/SAR EXERCISES
                    IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                                                Number of        Value of
                                                                                unexercised      unexercised
                                                                                Options/SARs     in-the-money
                                                Shares         Value realized   at FY-End (#)    Options/SARs
                 Name                         acquired on            ($)        exercisable/     at FY-End ($)
                                              exercise (#)                      unexercisable    exercisable/
                                                                                 <FN1>           unexercisable


 EDWARD H. ARNOLD                                 -                 -                -                -

 KENNETH F. LEEDY                                 -                 -           86,342/82,258    702,206/245,411

 HEATH L. ALLEN                                   -                 -           88,400/0         695,000/0

 RONALD E. WALBORN                                -                 -           88,400/0         695,000/0


<FN1>
     (1)  Adjusted for stock splits.

Supplemental Retirement Plan. In 1980, in order to recognize past effort and to encourage future effort, New Penn implemented a supplemental retirement plan. This plan provides to 58 individuals certain retirement, disability and death benefits, which are available only if the individual is working for Arnold Industries or one of its subsidiaries at retirement, disability or death. Retirement benefits would commence five years after retirement, but not before age 65, and are conditioned on an absence of competitive employment for two years after retirement. Retirement benefits are payable monthly for ten years. Monthly disability and pre-retirement death benefits are one-half of retirement benefits, but are payable for twenty years. The Company is responsible for the full cost of the plan, with no contributions from the participants. The net pension cost for this plan was $148,695 for 1996.

The monthly retirement benefits involve six different categories: (1) $1,666.67, (2) $1,250.00, (3) $1,041.67,
(4) $833.33, (5) $625.00 and (6) $416.67.  Category (1) covers
Messrs. Arnold and Leedy and 3 non-directors; category (2) includes Messrs. Allen and Walborn and 9 non-directors;
category (3) covers 3 other individuals; and categories (4) through (6) cover 39 individuals. The Board of Directors may from time to time add additional individuals to the plan, and may change the categories of participants to increase benefits.


                      PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock with: (i) the cumulative total return of a broad market index (i.e. NASDAQ MARKET INDEX) and (ii) the cumulative total return of a published industry or line-of-business index weighted for market capitalization (i.e., the SIC CODE 4213 INDUSTRY
GROUP - TRUCKING, EXCEPT LOCAL). This group is composed of the following entities: Aasche Transport Service; Allied Holdings, Inc.; American Freightways Corporation; Ampace Corporation; Anuhco, Inc.; Arkansas Best Corporation; Arnold Industries, Inc.; Arrow Transportation Company; Boyd Bros. Transport, Inc.; Builders Transport, Inc.; Caliber Systems, Inc.; Cannon Express CL B; Cannon Express, Inc. CL A; Celadon Group, Inc.; Consolidated Freightways; Country Wide Transport; Covenant Transport CL A; Frozen Food Express Industries; FRP Properties, Inc.; Heartland Express, Inc.; J.B. Hunt Transportation Services, Inc.; Intrenet, Inc.; Kenan Transport Company; KLLM Transport Services, Inc.; Knight Transportation; Landstar Systems, Inc.; Lynch Corporation; M.S. Carriers, Inc.; Mark VII, Inc.; Marten Transport, Ltd.; Matlack Systems, Inc.; Morgan Group, Inc. CL A; MTL, Inc.; Old Dominion Freight Line; OTR Express, Inc.; PAM Transportation Services; Polar Express Corporation; PST Vans, Inc.; Simon Transport Services CL A; Swift Transportation Co.; TNT Freightways Corporation; Transport Corporation of America; U.S. 1 Industries, Inc.; U.S. Xpress Enterprises CL A; USA Truck, Inc.; Vitran Corporation; Werner Enterprises, Inc.; and Yellow Corporation. Cumulative returns for the Company and both indices were calculated assuming dividend reinvestment.


                    GRAPH AND POINT DATA
5-YEAR CUMULATIVE TOTAL RETURN AMONG ARNOLD INDUSTRIES, INC.
           NASDAQ MARKET INDEX AND SIC CODE INDEX

                    -------------------FISCAL YEAR ENDING------------------
COMPANY              1991     1992      1993      1994      1995      1996

ARNOLD IND INC       100      118.94    152.14    153.36    131.58    123.72
INDUSTRY INDEX       100      122.28    138.51    133.17    112.89    106.65
BROAD MARKET         100      100.98    121.13    127.17    164.96    204.98



            ASSUMES $100 INVESTED ON JAN. 1, 1991
                 ASSUMES DIVIDEND REINVESTED
              FISCAL YEAR ENDING DEC. 31, 1996


              REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee's primary function is to review and to make recommendations to the Board on executive officer compensation. The present members of the Compensation Committee are Carlton E. Hughes and Arthur L. Peterson, both of whom are non-employee "independent" directors of the Company. The Compensation Committee has reviewed the Company's policies on executive officer compensation and the compensation paid to the Company's executive officers for fiscal year 1996 and reports as set forth below.

The Company's executive compensation policy is to provide competitive levels of total compensation in order to attract, motivate and retain skilled executive personnel, to recognize and reward individual initiative and achievements and to promote above average corporate performance. The Company also endorses the proposition that stock ownership in the Company by its employees and executive personnel and stock-based compensation arrangements are extremely beneficial in aligning the interests of its employees and management with its shareholders in maximizing Company value.

The basic methods by which the Company compensates its executive officers and implements the aforementioned policy are those of annual salary, annual cash bonus and stock option grants made pursuant to the Company's 1987 Stock Option Plan. The Company also maintains a supplemental retirement plan for some 58 key employees (including its executive officers) to augment its profit-sharing/retirement plan, generally available to all eligible employees. Information on the Company's 1987 Stock Option Plan can be found on page 5 of the proxy statement. Further information on the supplemental retirement plan and its benefits to the existing officers is found on page 6 of the statement. The Company has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Committee believes that the base salaries of the Company's principal executive officers are in the median range for the trucking industry. The Company utilizes cash bonus and stock option elements to reward superior performance. The Company considers the desires of the executive and the needs of the Company in determining the overall compensation package and the executive's stock and option holdings in adjusting the mixture between the cash bonus and stock option elements on a yearly basis. In 1996, the Company utilized annual salary and annual cash bonus awards but did not utilize stock options.

The Company looks to both quantitative and qualitative factors in determining the job performance of all of its employees, including executive officers. The primary quantitative criteria applied to its executive officers are Company return on shareholder investment, net earnings, revenue and cost trends. Internal quantitative criteria such as adherence to, or improvement on, operating budgets or Company specific goals, including revenue and earnings targets and cost or claims reduction projects are also considered, when applicable. Qualitative factors such as the ability to motivate others, to adapt and accomplish new tasks and to assist in both short and long range strategic planning for the Company, as well as the officer's internal performance history, are also considered in arriving at appropriate overall compensation levels. The Company has not established a specific mathematic weighting or formula for application of these principles. These criteria are applied on a subjective basis from year to year and were given roughly equal weight in 1996's determinations.

Application of the foregoing criteria to Edward H. Arnold, the Company's chief executive officer, continues to support placing Mr. Arnold's total compensation package at the high end of his counterparts in the trucking industry. Nevertheless, because the Company did not generate net earnings increases in 1996 as in prior years, the Committee believes that Mr. Arnold's compensation package for 1996 was appropriately lowered from the prior year's total compensation. In terms of qualitative factors, Mr. Arnold continues his leadership role in strategic planning and remains an exceptional motivating force among the Company's executive officers and personnel, emphasizing a commitment to continuous improvement in customer service and cost efficiency.

In quantitative terms, the Company again achieved new highs in annual revenues in 1996 and remained a stand-out performer among its trucking counterparts in return on shareholder investment. However, due in part to intense competition and price-cutting throughout the trucking industry in 1996, the Company did not reach its own internal earnings targets this year. Accordingly, Mr. Arnold's total compensation package, while reflecting the Company's above average performance in the trucking industry in 1996, was nonetheless reduced from 1994 and 1995 levels. Insofar as Mr. Arnold has foregone participation in the Company's stock option program due to his already substantial holdings of Company stock, his 1996 compensation package utilizes only salary and cash bonus components.

                     The Compensation Committee
                           Carlton E. Hughes
                           Arthur L. Peterson


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Hughes and Mr. Peterson are independent directors of the Company. They are not, and have not been, officers or employees of the Company or any of its subsidiaries.


           APPROVAL OF THE 1997 STOCK OPTION PLAN

The Board of Directors has approved a stock option plan (the "1997 Plan") for the benefit of persons serving as employees or consultants of the Company. The 1997 Plan contains many of the same terms and conditions as were contained in the 1987 Stock Option Plan, which expired by its terms on March 31, 1997. The 1997 Plan is intended to continue the program of promoting continuity of management and increased incentive for those responsible for the long-range financial success of the Company. These purposes are achieved under the 1997 Plan without depleting cash resources of the Company. The following will summarize briefly how the 1997 Plan will operate in practice if approved by the shareholders. This summary is qualified in its entirety by the actual provisions of the Plan, which is attached to this proxy statement and incorporated herein by this reference. Reference should be made to the Plan for answers to specific questions concerning the Plan and its operation.

In general, the Plan provides that a Stock Option Committee formed by the Board of Directors may extend rights to selected employees or consultants to purchase shares of stock in the Company at stated option prices. The Stock Option Committee already exists under the 1987 Plan. The right to purchase shares at a stated price constitutes a "stock option." If the fair market value of the Company's stock rises to a level above the option price stated in any Option, the Option has value to the Optionee in that the stock can be purchased from the Company, for the lower price. On the other hand, if the fair market value of the Company's stock declines below the stated option price, the option has little or no value to the recipient and is likely to go unexercised.

Two types of stock options are provided for under the Plan.
One type is an Incentive Stock Option ("ISO"). ISO's may be issued only to employees of the Company. ISO's are treated more favorably for federal income tax purposes than are other types of options. In addition to the employment requirement, numerous other restrictions must be met in order the qualify for favorable ISO tax treatment. For example, ISO's must reflect an option price no less than the fair market value of the Company's stock at the issuance of the option.

The second type of option provided for under the Plan is the Non-Qualified Stock Option. This type of option permits greater flexibility in the issuance of options but does not result in favorable tax treatment to the recipient. It can be issued to both employees and consultants of the Company. Under the Plan, Non-Qualified Stock Options may be issued at an option price no less than one-half of the fair market value of the Company's stock upon issuance of the option.

The Plan, as approved by the Board, does not bind the Company until approval by the shareholders, but will be retroactively effective to April 1, 1997, once approved by the shareholders.

The Board of Directors of the Company recommends a VOTE FOR approval of the 1997 Stock Option Plan. Proxies solicited by the Company will be so voted unless shareholders specify a contrary choice in their proxies.


                      CERTAIN TRANSACTIONS

The firm of Keefer Wood Allen & Rahal, LLP, of which
Heath L. Allen, a director of the Company, is a partner, received legal fees of approximately $261,070 for services performed in 1996 for the Company and its subsidiaries. It is anticipated that the Company and its subsidiaries will make payments to Keefer Wood Allen & Rahal, LLP through 1997 for legal services to be performed.

 The firm of Walborn Shambach Associates, of which Ronald E. Walborn, a director of the Company, is President and Treasurer, received fees for management and other accounting services of approximately $485,000 for services performed in 1996 for the Company and its subsidiaries. It is anticipated that the Company and its subsidiaries will make payments to Walborn Shambach Associates through 1997 for management and accounting services to be performed.


                      INDEPENDENT ACCOUNTANTS

The firm of Coopers & Lybrand L.L.P. has served as independent certified public accountants to audit the books, records and accounts of the Company and its subsidiaries since
1991, the Company's last six fiscal years.

A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will be afforded an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Company presently intends to utilize Coopers & Lybrand L.L.P. to serve as independent auditor for its 1997 fiscal year but has opted not to submit ratification of same to a vote of shareholders so as to maintain Board discretion in this matter.


           SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

The 1998 Annual Meeting of Shareholders will be held on or about May 6, 1998. Proposals of shareholders intended to be presented for action at that meeting must be submitted in writing and received by the Company at its corporate headquarters, 625 South Fifth Avenue, P. O. Box 210, Lebanon, PA, 17042-0210,
Attn: Corporate Secretary, not later than December 22, 1997, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting, in accordance with regulations governing the solicitation of proxies. It is suggested that a shareholder making a proposal submit the proposal by Certified Mail - Return Receipt Requested.

The Bylaws provide that nominations of candidates for election to the Board at an annual meeting, other than those made by or on behalf of existing management, must be made in writing and delivered or mailed to the Corporate Secretary not less than fifteen (15) nor more than fifty (50) days prior to that annual meeting.

                           OTHER MATTERS

The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting and knows of no matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy, or their substitutes, to vote said proxy in accordance with their best judgment on such matters.


COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE AVAILABLE AT
THE ANNUAL MEETING.  ANY SHAREHOLDER, UPON WRITTEN REQUEST TO THE
CORPORATE SECRETARY, MAY OBTAIN A COPY OF THE COMPANY'S 10-K
WITHOUT CHARGE.


                     By Order of the Board of Directors,

                                 HEATH L. ALLEN
                                    Secretary

Lebanon, Pennsylvania
April 4, 1997

                         APPENDIX 1

                      STOCK OPTION PLAN
                             FOR
                   ARNOLD INDUSTRIES, INC.

                Effective date: April 1, 1997


                          Article I
                         Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

    (a) "Board" shall mean the Board of Directors of the Company.

    (b) "Committee" shall mean the Stock Option Committee of the Board.

    (c)   "Company" shall mean Arnold Industries, Inc.

    (d) "Fair Market Value" shall mean the average of the closing bid and asked price per share at which the Stock is sold in the regular way on the over-the-counter market on any relevant day or, in the absence of any reported sales on such day, the first preceding day on which there were sales.

    (e) "Incentive Stock Option" shall mean an option which complies with the requirements of Section 422A of the Internal Revenue Code.

    (f) "Non-Qualified Stock Option" shall mean a non-statutory option which is taxable under applicable provisions of Section 83 of the Internal Revenue Code.

    (g) "Option" shall mean any option to purchase Stock granted pursuant to the provisions hereof.

    (h) "Optionee" shall mean any person who is granted an Option under this Plan.

    (i)   "Plan" shall mean the Arnold Industries, Inc. 1997
Stock Option Plan, effective as of April 1, 1997, as amended from time to time, the terms of which are set forth herein.

    (j) "Stock" shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

    (k) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

    (l) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.


                         Article II
                          The Plan

2.1 Name. This Plan shall be known as the "Arnold Indus-tries, Inc. 1997 Stock Option Plan."

2.2 Purpose. The purpose of the Plan is to promote conti-nuity of management and increased incentive and personal interest in the welfare of the Company by those responsible for shaping and carrying out long-range plans and for securing continued growth and financial success.

2.3 Term of the Plan. The Plan shall be effective as of April 1, 1997, subject to approval by the holders of a majority of the shares of stock of the Company entitled to vote at a meeting of the shareholders, within twelve (12) months of the effective date, and all Options granted prior to such approval shall be subject to such approval. The Plan shall terminate on March 31, 2007, or on such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Optionees under Options theretofore granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.


                         Article III
                        Participants

Except with respect to Incentive Stock Options provided for under Article VI hereof, options may be granted to such employees and consultants (hereinafter "Participants") of the Company or its Subsidiaries as the Committee shall select from time to time. With respect to Incentive Stock Options, only employees of the Company shall be entitled to participate. The Committee may grant Options to any eligible participant in accordance with such determination as the Committee, in its sole discretion, shall make. Any eligible participant may hold more than one Option.


                         Article IV
                       Administration

4.1 Duties and Powers of Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretionary auth-ority to determine from among eligible participants those to whom and the time or times at which Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agree-ment, and to make all other determinations necessary or advisable in the administration of the Plan.

4.2 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all of the members of the Committee shall constitute the action of the Committee.

4.3 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible participants, including their death, retirement, dis-ability or other termination of service to the Company, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assis-tance as is necessary in the performance of its duties.


                          Article V
               Shares of Stock Subject to Plan

5.1 Shares Subject to Plan.  The Stock to be subject to
Options under the Plan shall be shares of the Company's Common Stock having a par value of $1.00 per share, either authorized and unissued or treasury shares. The aggregate number of shares of stock for which Options may be granted shall not exceed two million (2,000,000) shares, subject to adjustment in accordance with the terms of Article 5.3 hereof. The shares subject to the unexercised portion of any terminated or expired Options under the Plan may again be subjected to Options under the Plan.

5.2 Shares Subject to Incentive and Non-Qualified Stock
Options. It is intended that certain of the Options issued pursuant to this Plan will constitute qualified Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code and that the remainder of the Options issued pursu-ant to the Plan will constitute Non-Qualified Stock Options. The Committee shall determine which Options are to be qualified stock options and which are to be non-qualified stock options and shall enter into Option Agreements with Optionees accordingly.

5.3 Adjustments. In the event that the outstanding shares of Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

    (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately;

    (b) Rights under outstanding Options granted here-under, both as to the number of subject shares and the option price, shall be adjusted appropriately; and

    (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimina-tion of fractional share interests.


                         Article VI
                   Incentive Stock Options

6.1 Option Grant and Agreement.  Each Incentive Stock
Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with the Plan. Incentive Stock Options may be granted only to employees of the Company.

6.2 Participation Limitation. Except as hereinafter provided, the Committee shall not grant an Incentive Stock Option to any employee for such number of shares of Stock that, immedi-ately after the grant, the total number of shares of Stock owned or subject to Options exercisable by such employee (or by such persons whose shares such employee is considered as owning pursuant to the provisions of the next succeeding sentence) exceed 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries. For purposes of the immediately preceding sentence, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportion-ately by or for its shareholders, partners or beneficiaries. Incentive Stock Options may be granted to employees owning ten percent (10%) or more of the Company if (1) the option price equals one hundred ten percent (110%) of the Fair Market Value of the Stock on the date the Option is granted, and (2) the Option, by its terms, may not be exercisable more than five (5) years after the date of grant. The aggregate Fair Market Value (deter-mined at the time of grant) of Stock subject to an Incentive Stock Option and exercisable for the first time by any one Optionee during a calendar year shall not exceed $100,000 or any other limitation established by the Internal Revenue Code or regulations thereunder.

6.3 Option Price. The per share Option price of the Stock subject to each Option shall be determined by the Committee, but the per share price shall not be less than the Fair Market Value of the Stock on the date the Option is granted.

6.4 Option Period. Each Incentive Stock Option granted hereunder must be granted within ten (10) years from the effec-tive date of the Plan. The period for the exercise of each Incentive Stock Option shall be determined by the Committee, subject to the provisions of Section 6.5 hereof, but in no instance shall such period begin earlier than three (3) months from the date of grant of the Incentive Stock Option nor exceed ten (10) years from the date of grant, except as otherwise provided in Section 6.7 hereof.

6.5 Incentive Stock Option Exercise.

    (a) Incentive Stock Options granted hereunder may not be exercised unless the Optionee (i) has been continuously employed by the Company or its Subsidiaries for five (5) years from the date of grant, or is fifty-five (55) years of age or older upon exercise of the option, and (ii) is em-ployed by the Company or its Subsidiaries on the date of exercise, except as otherwise provided in Section 6.7.

    (b) Incentive Stock Options may be exercised in whole at any time, or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof under Section 6.4 and subsection (a) of this Section 6.5. The Incentive Stock Option shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office in Pennsylvania, and payment in full to the Company at said office of the amount of the Incentive Stock Option price for the number of shares of Stock with respect to which the Incentive Stock Option is then being exercised. Payment for the Stock subject to the exercised Option shall be in cash. In addition to and at the time of payment of the Incentive Stock Option price, Optionee shall pay to the Company, in cash or other form acceptable to the Company, upon the Company's request, the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

6.6 Non-transferability of Option.  No Incentive Stock
Option shall be transferred by the Optionee otherwise than by will or the laws of descent and distribution. During the life-time of an Optionee, the Option shall be exercisable only by him.

6.7 Effect of Death or Termination of Employment.

    (a) If, prior to the commencement of the Option period, the Optionee's employment with the Company or its Subsidiaries shall be terminated for whatever reason, in-cluding death, retirement or total and permanent disability, and whether due to act of the Optionee or of the Company or Subsidiary, the Optionee's right to exercise such Incentive Stock Option shall cease and all rights thereunder shall be forfeited.

    (b) If, after commencement of the Option period, the Optionee's employment with the Company or its Subsidiaries shall be terminated by the Company or Subsidiary, with or without cause, or by the act of the Optionee, the Optionee's right to exercise such Incentive Stock Option shall cease under terms set by the Committee, but in no event later than three (3) months from the date of such termination and all rights thereunder shall be forfeited; provided, however, that if the Optionee shall die, retire or become permanently and totally disabled, as determined in accordance with applicable Company personnel policies, after commencement of the Option period, such Option shall, nevertheless, be exer-cisable in full by the Optionee or by his heirs, executors, or personal representatives during the period commencing on the date of such death, retirement or disability and ending three (3) months thereafter with respect to retirement or disability, and within one (1) year thereafter with respect to death.

    (c) No transfer of an Incentive Stock Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Incentive Stock Option.

6.8 Rights as Shareholder. An Optionee or a transferee of an Incentive Stock Option shall have no rights as a shareholder with respect to any shares subject to such Incentive Stock Option prior to the purchase of such shares by exercise of such Incen-tive Stock Option as provided herein.


                         Article VII
                 Non-Qualified Stock Options

7.1 Option Grant and Agreement.  Each Non-Qualified Stock
Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with the Plan. Non-Qualified Stock Options may be granted to employees of and consultants to the Company.

7.2 Option Price. The Option Price per share of the Stock subject to each Non-Qualified Stock Option shall be determined by the Committee, but the per share price shall not be less than one-half of the Fair Market Value of the Stock on the date the Non-Qualified Stock Option is granted.

7.3 Option Period. Each Non-Qualified Stock Option must be granted within ten (10) years from the effective date of the Plan. The period for exercise of each Non-Qualified Stock Option shall be determined by the Committee, subject to the provisions of Section 7.4, but in no instance shall such period begin earlier than three (3) months from the date of grant of the Non-Qualified Stock Option nor exceed ten (10) years from the date of grant, except as otherwise provided in Section 7.6 hereof.

7.4 Option Exercise.

    (a) Non-Qualified Stock Options granted hereunder may not be exercised unless and until the Optionee (i) has been continuously employed by the Company or its Subsidiaries for five (5) years from the date of grant, or is fifty-five (55) years of age or older upon exercise of the option, and
(ii) is employed by the Company or its Subsidiaries on the date of exercise, except as otherwise provided in Sec-tion 7.6.

    (b) Options may be exercised in whole at any time, or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof under
Section 7.3 and subsection (a) of this Section 7.4. The Non-Qualified Stock Option shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office in Pennsylvania, and payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised. Payment for the Stock subject to the exercised Option shall be in cash. In addi-tion to and at the time of payment of the Option price, Optionee shall pay to the Company, in cash or other form acceptable to the Company, upon the Company's request, the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

7.5 Non-transferability of Option.  No Non-Qualified Stock
Option shall be transferred by the Optionee otherwise than by will or the laws of descent and distribution. During the life-time of an Optionee, the Option shall be exercisable only by him.

7.6 Effect of Death or Termination of Employment.

    (a) If, prior to a date three (3) months from the date a Non-Qualified Stock Option shall have been granted, the Optionee's employment or consulting arrangement with the Company or its Subsidiaries shall be terminated for whatever reason, including death, retirement or total and permanent disability, and whether due to act of the Optionee or of the Company or Subsidiary, the Optionee's right to exercise such Non-Qualified Stock Option shall cease and all rights there-under shall be forfeited.

    (b) If, on or after three (3) months from the date a Non-Qualified Stock Option shall have been granted, the Optionee's employment or consulting arrangement with the Company or its Subsidiary shall be terminated by the Company or Subsidiary, with or without cause, or by act of the Op-tionee, the Optionee's right to exercise such Non-Qualified Stock Option shall cease under terms set by the Committee within three (3) months of such termination and all rights thereunder shall be forfeited; provided, however, that if the Optionee shall die, retire or become permanently and totally disabled, as determined in accordance with applica-ble Company personnel policies, after a date three (3) months from the date a Non-Qualified Stock Option shall have been granted, such Option shall, nevertheless, be exercis-able in full by the Optionee or by his heirs, executors or personal representatives during the period commencing on the date of such death, retirement or disability and ending three (3) months thereafter with respect to retirement or disability, and within one (1) year thereafter with respect to death.

    (c) No transfer of a Non-Qualified Stock Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

7.7 Rights as Shareholder. An Optionee or a transferee of a Non-Qualified Stock Option shall have no rights as a share-holder with respect to any shares subject to such Non-Qualified Stock Option prior to the purchase of such shares by exercise of such Non-Qualified Stock Option as provided herein.


                        Article VIII
                     Stock Certificates

The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

    (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

    (b) The completion of any registration or other quali-fication of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

    (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

    (d) The lapse of such reasonable period of time fol-lowing the exercise of the Option as the Committee from time to time may establish for reasons of administrative conve-nience.


                         Article IX
                 Securities Act Requirements

9.1 Registration or Exemption. Shares of Stock purchased under the Plan and held by any person who is an officer, director or affiliate of the Company may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act, and (ii) in compliance with state securities laws. In the event that sales of securities under this Plan are determined to be exempt from registration under the Securities Act of 1933, any resale of such securities by the Optionee shall be restricted in accordance with the provisions of Rule 144 of the Securities and Exchange Commis-sion, which Rule requires inter alia that such securities be held for a period of two years prior to any resale by the Optionee.

9.2 Investor Representations. Upon issuance of Stock to an Optionee, or to his heirs, the recipient of such stock shall represent that the shares of stock are taken for investment purposes and not resale, except in accordance with Rule 144 of the Securities and Exchange Commission, and shall make such other representations as may be necessary to qualify the issuance of shares as exempt from the Securities Act of 1933. The Company reserves the right to place a legend on any stock certificate issued pursuant to the Plan to assure compliance with this paragraph. No shares of Stock shall be required to be distribut-ed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities law.


                          Article X
      Termination, Amendment, and Modification of Plan

The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the share-holders of the Company may:

    (a) Increase the total number of shares of Stock subject to the Plan except as contemplated in Section 5.3 hereof;

    (b) Change the restricted Stock purchase price or the manner of determining the Option price;

    (c) Change or in any manner modify the restrictions set forth herein; or

    (d) Withdraw the administration of the Plan from the Committee; and

provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or transferee of the Option.


                         Article XI
                        Miscellaneous

11.1 Employment. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any employee the right to continue in the employ of the Company or any Subsidiary.

11.2 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect to the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

11.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

11.4 Singular, plural; gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

11.5 Headings, Etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference;
they constitute no part of the Plan.


                                  APPENDIX 2
                                REVOCABLE PROXY
                            ARNOLD INDUSTRIES, INC.

X  PLEASE MARK VOTES
   AS IN THIS EXAMPLE

                          ANNUAL MEETING OF SHAREHOLDERS
                                     MAY 7, 1997

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Arnold Industries, Inc., to be held on Wednesday, May 7, 1997, at 4:00 p.m., at the Lebanon
Country Club, 3375 West Oak Street, Lebanon, Pennsylvania, and the proxy statement for said meeting attached thereto, and hereby appoints Kenneth F. Leedy or Heath L. Allen, or either of them, proxies to vote and act at the 1997 Annual Meeting of Shareholders or at any adjournment or adjournments thereof, on any business that may properly come before such meeting, including taking action on Items 1 through 3 set forth in the next column.

                                               With-     For All
1.  Election of Directors           For        hold      Except
    of the Company:                 _____      _____     _____

     Heath L. Allen, Kenneth F. Leedy and Carlton E. Hughes

INSTRUCTION:  To withhold authority to vote for any nominee, mark
"For All Except" and write that nominee's name in the space
provided below.
________________________________________________________________


2.  With respect to the approval    For       Against   Abstain
    of the 1997 Stock Option Plan.  _____     _____      _____

3.  With respect to the use         For       Against   Abstain
    of their discretion in          _____     _____      _____
    such other business as
    may come before the
    meeting or any adjourn-
    ments thereof.

The stock covered by this proxy will be voted in accordance with specifications made. IF NO SPECIFICATION IS MADE, THE PROXIES
ARE APPOINTED WITH AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF PROPOSALS 2 and 3.

     Please sign your proxy exactly as your name appears on the certificate. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If owner is a corporation, sign full corporate name by a duly authorized officer. If two or more persons are named as owners, both or all should sign.

Please be sure to sign and date             Date
this Proxy in the box below.                ______________________


                 THIS PROXY IS SOLICITED ON BEHALF
               OF THE REGISTRANT'S BOARD OF DIRECTORS.

__________________________________________________________
Shareholder sign above       Co-holder (if any) sign above